EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,730	$—	$—	$1,730
Finance revenues	—	59	(24)	35
Sales and revenues, net	1,730	59	(24)	1,765
Costs of products sold	1,466	—	—	1,466
Restructuring charges	3	—	—	3
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	185	21	(1)	205
Engineering and product development costs	58	—	—	58
Interest expense	64	19	(2)	81
Other (income) expense, net	6	(7)	(21)	(22)
Total costs and expenses	1,784	33	(24)	1,793
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(55)	26	—	(29)
Equity income from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	(40)	26	(15)	(29)
Income tax benefit (expense)	16	(11)	—	5
Income (loss) from continuing operations	(24)	15	(15)	(24)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(24)	15	(15)	(24)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(33)	$15	$(15)	$(33)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,385	$—	$—	$2,385
Finance revenues	—	60	(24)	36
Sales and revenues, net	2,385	60	(24)	2,421
Costs of products sold	2,045	—	—	2,045
Restructuring charges	3	—	—	3
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	219	23	(1)	241
Engineering and product development costs	79	—	—	79
Interest expense	60	20	(3)	77
Other (income) expense, net	24	(7)	(20)	(3)
Total costs and expenses	2,437	36	(24)	2,449
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(50)	24	—	(26)
Equity income from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	(35)	24	(15)	(26)
Income tax benefit (expense)	2	(9)	—	(7)
Income (loss) from continuing operations	(33)	15	(15)	(33)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(33)	15	(15)	(33)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(42)	$15	$(15)	$(42)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$544	$35	$—	$579
Marketable securities	129	23	—	152
Restricted cash	22	96	—	118
Finance and other receivables, net	352	2,232	(603)	1,981
Inventories	1,241	28	—	1,269
Goodwill	38	—	—	38
Property and equipment, net	1,048	256	—	1,304
Investments in and advances to financial services operations	639	—	(639)	—
Investments in non-consolidated affiliates	64	—	—	64
Deferred taxes, net	151	6	—	157
Other assets	297	21	—	318
Total assets	$4,525	$2,697	$(1,242)	$5,980
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,611	$23	$(603)	$1,031
Debt	3,171	1,928	—	5,099
Postretirement benefits liabilities	3,059	—	—	3,059
Other liabilities	1,874	107	—	1,981
Total liabilities	9,715	2,058	(603)	11,170
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,197)	639	(639)	(5,197)
Total liabilities and stockholders' equity (deficit)	$4,525	$2,697	$(1,242)	$5,980

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$877	$35	$—	$912
Marketable securities	136	23	—	159
Restricted cash	24	97	—	121
Finance and other receivables, net	441	2,450	(454)	2,437
Inventories	1,125	10	—	1,135
Goodwill	38	—	—	38
Property and equipment, net	1,082	263	—	1,345
Investments in and advances to financial services operations	637	—	(637)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	292	23	—	315
Total assets	$4,875	$2,908	$(1,091)	$6,692
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,707	$48	$(454)	$1,301
Debt	3,198	2,100	—	5,298
Postretirement benefits liabilities	3,088	—	—	3,088
Other liabilities	2,042	123	—	2,165
Total liabilities	10,035	2,271	(454)	11,852
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,167)	637	(637)	(5,167)
Total liabilities and stockholders' equity (deficit)	$4,875	$2,908	$(1,091)	$6,692

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(24)	$15	$(15)	$(24)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	39	—	—	39
Depreciation of equipment leased to others	7	12	—	19
Amortization of debt issuance costs and discount	6	3	—	9
Deferred income taxes	(17)	(1)	—	(18)
Asset impairment charges	2	—	—	2
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(15)	—	15	—
Change in intercompany receivables and payables	149	(149)	—	—
Other, net	(423)	293	—	(130)
Net cash provided by (used in) operating activities	(275)	173	—	(102)
Cash flows from investing activities
Purchases of marketable securities	(117)	—	—	(117)
Sales of marketable securities	115	—	—	115
Maturities of marketable securities	9	—	—	9
Net change in restricted cash and cash equivalents	2	(3)	—	(1)
Capital expenditures	(29)	—	—	(29)
Purchase of equipment leased to others	(1)	(48)	—	(49)
Other investing activities	1	12	—	13
Net cash used in investing activities	(20)	(39)	—	(59)
Net cash used in financing activities	(31)	(144)	—	(175)
Effect of exchange rate changes on cash and cash equivalents	(7)	10	—	3
Decrease in cash and cash equivalents	(333)	—	—	(333)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$544	$35	$—	$579

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(33)	$15	$(15)	$(33)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	58	—	—	58
Depreciation of equipment leased to others	9	12	—	21
Amortization of debt issuance costs and discount	6	3	—	9
Deferred income taxes	(12)	—	—	(12)
Asset impairment charges	3	4	—	7
Equity in income of non-consolidated affiliates	(2)	—	—	(2)
Equity in income of financial services operations	(15)	—	15	—
Dividends from financial services operations	125	—	(125)	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	57	(57)	—	—
Other, net	(346)	80	—	(266)
Net cash provided by (used in) operating activities	(143)	57	(125)	(211)
Cash flows from investing activities
Purchases of marketable securities	(140)	—	—	(140)
Sales of marketable securities	506	1	—	507
Maturities of marketable securities	63	—	—	63
Net change in restricted cash and cash equivalents	(3)	56	—	53
Capital expenditures	(17)	—	—	(17)
Purchase of equipment leased to others	3	(13)	—	(10)
Other investing activities	—	1	—	1
Net cash provided by investing activities	412	45	—	457
Net cash provided by (used in) financing activities	(109)	(125)	125	(109)
Effect of exchange rate changes on cash and cash equivalents	(17)	3	—	(14)
Increase (decrease) in cash and cash equivalents	143	(20)	—	123
Cash and cash equivalents at beginning of the period	440	57	—	497
Cash and cash equivalents at end of the period	$583	$37	$—	$620